                                                                    Exhibit 4(n)

                      SIXTH AMENDMENT, WAIVER AND CONSENT
                           DATED AS OF JUNE 21, 2001
               TO CREDIT AGREEMENT DATED AS OF DECEMBER 12, 1997

          This Sixth Amendment, Waiver and Consent (this "Amendment"), dated as of June 21, 2001, is made by and among MATERIAL SCIENCES CORPORATION, a Delaware corporation (the "Company"), the financial institutions party hereto (the "Banks"), and Bank of America, N.A., as agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined, terms defined in the Credit Agreement shall have the same respective meanings when used herein.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company, the Banks and the Agent are parties to that certain Credit Agreement, dated as of December 12, 1997 (as amended or modified and in effect on the date hereof, the "Credit Agreement");

     WHEREAS, the Company has requested that the Banks and the Agent agree to amend or modify the Credit Agreement as set forth herein; and

     WHEREAS, the Banks and the Agent are willing to amend or modify the Credit Agreement on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which is hereby acknowledged), the parties hereto, intending legally to be bound, hereby agree as follows:

                                   ARTICLE I

                                  AMENDMENTS
                                  ----------

     The Credit Agreement is amended as follows:

     1.1. Article I of the Credit Agreement is amended so that the last sentence of the definition of "Applicable Margin" shall read in its entirety as follows:

             "Applicable Margin" means, in the case of Base Rate
              -----------------
             Loans, 1.75% per annum, in the case of Offshore Rate
             Loans, 3.25% per annum, and in the case of the Commitment Fee, 0.50% per annum.

     1.2. Article I of the Credit Agreement is amended so that the definition of Bekaert shall read as follows:

            "Bekaert" means Bekaert corporation, a Delaware corporation.
             -------

     1.3. Article I of the Credit Agreement is further amended so as to add the following definitions.

            "MSC/SFI Agreements" means the MSC/SFI Contribution Agreement and
             ------------------
     the MSC/SFI Purchase Agreement and the other agreements referred to therein.

            "MSC/SFI Closing" means the closing under the MSC/SFI Purchase
             ---------------
     Agreement.

            "MSC/SFI Contribution Agreement" means the Contribution Agreement
             ------------------------------
     dated as of June 29, 2001, among the Company, MSC/SFI and New SFI.

            "MSC/SFI Gross Cash Proceeds" means cash proceeds received by the
             ---------------------------
     Company (or MSC/SFI) from the MSC/SFI Closing before taxes and expenses.

            "MSC/SFI Purchase Agreement" means the Purchase Agreement dated as
             --------------------------
     of June 10, 2001 among the Company, MSC/SFI, Bekaert, and NVB.

            "MSC/SFI Transaction" means collectively the transactions provided
             -------------------
     for in the MSC/SFI Agreements.

            "New SFI" means New SFI, LLC, a Delaware limited liability company.
             -------

            "NVB" means N.V. Bekaert S.A., a Belgium corporation.
             ---

     1.4. Section 10.1 of the Credit Agreement is amended by substituting "; or" for the period at the end of subsection (m) and by adding subsection (n) as follows:

            (n)   New Financial Covenants. On or before August 31, 2001 the
                  -----------------------
     Company shall have failed to execute an amendment to this Agreement which shall revise, to the satisfaction of the Banks, the financial tests specified in Sections 9.1, 9.2 and 9.3 and shall otherwise be in all respects acceptable to the Banks.

                                  ARTICLE II

                                    WAIVER
                                    ------

     2.1. The Banks hereby waive for the period from June 1, 2001 through August 31, 2001 compliance by the Company with the provisions of Sections 9.1 (Minimum Net Worth), 9.2 (Consolidated Debt to Adjusted EBITDA Ratio) and 9.3 (Fixed Charge Coverage Ratio) of the Credit Agreement. It is understood that the foregoing waiver does not apply to any computation date or period after August 31, 2001.

     2.2. The foregoing waiver is specific in time and in intent and does not constitute, nor shall it be construed as, a waiver of any other right, power or privilege under the Credit Agreement, or under any agreement, contract, indenture, document or other instrument mentioned in the Credit Agreement; nor does the foregoing waiver preclude other or further exercise of any other right, power or privilege, nor shall the waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document, or instrument mentioned in the Credit Agreement, constitute a waiver of any other default of any other term or provision.

                                  ARTICLE III

                                    CONSENT
                                    -------

     3.1. The MSC/SFI Transaction.  The Company represents to the Agent and the
          -----------------------
Banks that:

     (a)  MSC/SFI is a wholly-owned Subsidiary of the Company.

     (b)  As of the date hereof, MSC/SFI owns 50% of ISF.

     (c) Two of MSC/SFI's wholly owned subsidiaries, Pro Marketing, Inc., a Nebraska corporation ("Pro Marketing"), and Solar-Gard International, Inc., a Florida corporation ("Solar-Gard"), have been merged with and into MSC/SFI. MSC/SFI is the surviving entity. As a result of the Solar-Gard merger, MSC/SFI will own all of the equity in MSC Specialty Films (UK) Ltd., a United Kingdom corporation, Solar Gard (SEA) Pte, Ltd., a Singapore corporation, and MSC Specialty Films (Canada) Inc., an Ontario corporation.

     (d) MSC/SFI has formed New SFI as a wholly owned subsidiary of MSC/SFI. Pursuant to the MSC/SFI Contribution Agreement, MSC/SFI will contribute the Business through the contribution of substantially all of its assets (including the assets that were formerly owned by Pro Marketing and Solar-Gard) to New SFI.

     (e) Pursuant to the MSC/SFI Contribution Agreement, MSC/SFI will transfer to New SFI the stock of the following wholly owned subsidiaries: MSC Specialty Films (Australasia) Pty. Limited, an Australian corporation, MSC Specialty Films
(UK) Ltd., a United Kingdom company, Solar-Gard (SEA), Pte, Ltd., a Singapore company, MSC Specialty Films (Canada) Inc., an Ontario corporation, MSC Specialty Films de Mexico S.A. de C.V., a Mexican corporation, and Specialty Films de Services Company S.A. de C.V., a Mexican corporation, except that 1% of the stock of each of MSC Specialty Films de Mexico S.A. de C.V. and Specialty Films de Services Company S.A. de C.V. has been transferred to MSC Specialty Films (Canada), Inc., an Ontario corporation, prior to the merger of Solar-Gard into MSC/SFI.

     (f) Pursuant to the MSC/SFI Purchase Agreement, MSC/SFI will sell to Bekaert all of MSC/SFI's right, title and interest in and to its membership interest in ISF and Newco, all subject to the terms and conditions set forth therein.

     (g) Pursuant to the MSC/SFI Purchase Agreement, MSC/SFI will sell to NVB (or its designated Affiliate) all of MSC/SFI's right, title and interest in and to certain intellectual property and MSC will assign to NVB a certain agreement with Research Frontiers Incorporated, all subject to the terms and conditions set forth therein.

     (h) The Company has furnished to the Banks a true and correct copy of the MSC/SFI

Agreements substantially in the form as executed or to be executed.

     (i)  The MSC/SFI Gross Cash Proceeds shall not be less than $120,000,000.

     3.2. Consent.  Notwithstanding the provisions of Article VIII of the Credit
          -------
Agreement, the Banks hereby consent to the MSC/SFI Transaction, provided,
                                                                --------
however that:
-------

     (a)  the MSC/SFI Closing shall occur on or before July 31, 2001,

     (b) concurrent with the MSC/SFI Closing, the Company shall receive MSC/SFI Gross Cash Proceeds in immediately available funds of not less than $120,000,000,

     (c) the Company shall immediately apply all of such MSC/SFI Gross Cash Proceeds to the payment in full of the Revolving Loans, and

     (d) concurrent with the MSC/SFI Closing, the Combined Commitment shall automatically reduce to $20,000,000 (such reduction to be pro rata among the Banks according to their respective Commitments).

     3.3. Release. The Banks further agree that concurrent with the MSC/SFI
          -------
Closing, the Guaranties executed by MSC/SFI, Solar-Gard and New SFI pursuant to the Credit Agreement and any amendments thereto shall automatically be deemed to have been released and terminated in all respects and any and all liabilities of MSC/SFI, Solar-Gard and New SFI arising under or otherwise related to the Credit Agreement are also hereby released.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Company hereby represents and warrants to the Banks and the Agent that:

     4.1. Authorization, etc.  The execution, delivery and performance of this
          ------------------
Amendment are within the Company's corporate authority, have been duly authorized by all necessary corporate action, have received all necessary consents and approvals (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the Certificate of Incorporation or By-laws of the Company or its Subsidiaries, or of any other agreement binding upon the Company or its Subsidiaries or their respective property.

     4.2. Validity.  This Amendment constitutes the legal, valid, and binding
          --------
obligations of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     4.3. No Default.  Except for any Default or Event of Default which will be
          ----------
cured by this Amendment becoming effective, no Event of Default has occurred and is continuing or will result from this Amendment.

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                                   ARTICLE V

                             CONDITIONS PRECEDENT
                             --------------------

     This Amendment shall become effective as of June 21, 2001 (the "Effective Date"), subject, however, to the receipt by the Agent of the following in form and substance satisfactory to the Agent:

     5.1. Counterparts. Counterparts of this Amendment (or an executed facsimile
          ------------
copy hereof), executed by the Company and the Banks.

     5.2. Fees and Expenses. Evidence of the payment to the Agent in immediately
          -----------------
available funds of all legal fees and expenses of the Agent to the extent theretofore invoiced.

     5.3. Resolutions, etc.  A certificate of the Secretary or the Assistant
          ----------------
Secretary of the Company as to resolutions, and the signatures and incumbency of officers authorized to sign this Amendment.

     5.4. Opinion. An opinion of Kirkland & Ellis, counsel to the Company, as to
          -------
the due authorization execution and delivery by the Company of this Amendment.

     5.5. MSC/SFI Agreements.  A certified copy of the MSC/SFI Agreements
          ------------------
substantially in the form as executed or to be executed.

                                   ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

     6.1. Documents Remain in Effect.  Except as amended or modified by this
          --------------------------
Amendment, the Credit Agreement remains in full force and effect and the Company confirms that its representations, warranties, agreements and covenants contained in, and obligations and liabilities under, the Credit Agreement and each of the other Loan Documents are true and correct in all material respects as if made on the date hereof, except where such representation, warranty, agreement or covenant speaks as of a specified date. References to the Credit Agreement in any other document shall be deemed to include a reference to the Credit Agreement as amended or modified hereby, whether or not reference is made to this Amendment.

     6.2. Expenses. The Company covenants to pay to or reimburse the Agent, upon
          --------
demand, for all reasonable costs and expenses (including legal expenses) in connection with the development, preparation, negotiation, execution and delivery of this Amendment and the Loan Documents.

     6.3. Headings. Section headings used in this Amendment are for convenience
          --------
of reference only, and shall not affect the construction of this Amendment.

     6.4. Governing Law. This Amendment shall be a contract made under and
          -------------
governed by the internal laws of the State of Illinois, without giving effect to principles of conflicts of laws.

     6.5.  Cumulative Rights. All obligations of the Company and rights of the
           -----------------
Banks and the Agent, that are expressed herein, shall be in addition to and not in limitation of those provided by applicable law.

     6.6.  Severability. Whenever possible, each provision of this Amendment
           ------------
shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

     6.7.  No Forbearance. The Company acknowledges and agrees that the
           --------------
execution and delivery by the Agent and the Banks of this Amendment shall not be deemed (i) to create a course of dealing or otherwise obligate the Agent or the Banks to forbear or execute similar amendments under the same or similar circumstances in the future, or (ii) to amend, relinquish or impair any right of the Agent or the Banks to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

     6.8.  Successors and Assigns.  This Amendment shall be binding upon and
           ----------------------
inure to the benefit of the parties and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

     6.9.  Counterparts.  This Amendment may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

     6.10. Entire Agreement. This Amendment, together with the Credit Agreement,
           ----------------
contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supercedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 12.1 of the Credit Agreement.

     6.11. Officer's Certificate. In connection with the execution and delivery
           ---------------------
by the parties hereto of this Amendment, the Agent shall deliver to the Company the Officer's Certificate substantially in the form attached hereto as Exhibit A.

                                  *    *    *

          IN WITNESS WHEREOF, the parties hereto have caused the execution and delivery hereof by their respective representatives thereunto duly authorized as of the date first herein appearing.

                                   MATERIAL SCIENCES CORPORATION


                                   By: /s/ James J. Waclawik, Sr.
                                       ---------------------------
                                   Name:   James J. Waclawik, Sr.
                                        --------------------------
                                   Title:  Chief Financial Officer
                                         -------------------------

                                   BANK OF AMERICA, as Agent


                                   By: /s/ Kristine D. Hyde
                                       ---------------------------
                                   Name:   Kristine D. Hyde
                                        --------------------------
                                   Title:  Vice President - Senior
                                         -------------------------
                                           Agency Officer
                                         -------------------------

                                   BANK OF AMERICA, N.A., in its individual corporate capacity


                                   By: /s/ Chris D. Buckner
                                       ---------------------------
                                   Name:   Chris D. Buckner
                                        --------------------------
                                   Title:  Vice President
                                         -------------------------


                                   THE NORTHERN TRUST COMPANY


                                   By: /s/ Laurie A. Kieta
                                       ---------------------------
                                   Name:   Laurie A. Kieta
                                        --------------------------
                                   Title:  Vice President
                                         -------------------------

                           GUARANTOR ACKNOWLEDGMENT
                           ------------------------


     The undersigned, each a guarantor or third party pledgor with respect to the Company's obligations to the Agent and the Banks under the Credit Agreement, each hereby (i) acknowledge and consent to the execution, delivery and performance by the Company of the foregoing Sixth Amendment to the Credit Agreement ("Amendment"), and (ii) reaffirm and agree that the respective
            ---------
guaranty, third party pledge or security agreement to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Agent and the Banks in connection with the Credit Agreement are in full force and effect, without defense, offset or counterclaim. (Capitalized terms used herein have the meanings specified in the Amendment.)

                              GUARANTORS
                              ----------

                              MSC Pre Finish Metals Inc.
                              MSC Pre Finish Metals (EGV) Inc.
                              MSC Pre Finish Metals (MV) Inc.
                              MSC Pre Finish Metals (MT) Inc.
                              MSC Laminates and Composites Inc.
                              MSC Laminates and Composites (EGV) Inc.
                              MSC Walbridge Coatings Inc.
                              MSC Specialty Films, Inc*
                              MSC Pinole Point Steel Inc.
                              Solar-Gard International, Inc.*
                              MSC Pre Finish Metals (PP) Inc.
                              New SFI, LLC*


Dated as of June 21, 2001     By: /s/ James J. Waclawik, Sr.
                                  --------------------------
                              Title: Chief Financial Officer
                                     -----------------------


* To be released from any applicable guaranty pursuant to the Sixth Amendment concurrently with the MSC/SFI Closing.

                                   EXHIBIT A
                                   ---------

                             BANK OF AMERICA, N.A.

                             OFFICER'S CERTIFICATE
                             ---------------------


     In connection with that certain Sixth Amendment, Waiver and Consent (the "Amendment"), dated as of June 21, 2001, by and among Material Sciences
 ---------
Corporation (the "Company"), Bank of America, N.A., as agent, and the other financial institutions party thereto, I, Chris Buckner, Vice President, of Bank of America, N.A. (the "Bank"), DO HEREBY CERTIFY that:

     1. The Bank has received the MSC/SFI Gross Cash Proceeds (as defined in the Amendment) and applied such proceeds to the payment in full of the Revolving Loans (as defined in the Amendment).

     2. The conditions specified in Article V of the Amendment have been fully satisfied.

     3. After the date hereof, the only subsidiaries of the Company subject to a guaranty pursuant to the Credit Agreement (as defined in the Amendment) are:


                           MSC Pre Finish Metals Inc.
                        MSC Pre Finish Metals (EGV) Inc.
                        MSC Pre Finish Metals (MV) Inc.
                        MSC Pre Finish Metals (MT) Inc.
                       MSC Laminates and Composites Inc.
                    MSC Laminates and Composites (EGV) Inc.
                          MSC Walbridge Coatings Inc.
                          MSC Pinole Point Steel Inc.
                        MSC Pre Finish Metals (PP) Inc.

     IN WITNESS WHEREOF, I have hereunto set my hand on behalf of the Bank this __ day of June, 2001.



                                        BANK OF AMERICA, N.A.


                                         /s/ Chris D. Buckner
                                        ---------------------------
                                        By:  Chris D. Buckner
                                           ------------------------
                                        Its: Vice President
                                            -----------------------

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